UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: October 14, 2005
(Date of earliest event reported)
COMPREHENSIVE CARE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

204 South Hoover Boulevard Suite 200 Tampa, Florida	33609

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 288-4808
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 14, 2005, the Company issued a press release, furnished herewith as Exhibit 99.1 and incorporated herein by reference, to report that Comprehensive Care Corporation (OTCBB:CHCR) (CompCare), a company specializing in managed behavioral healthcare and employee assistance services through its operating subsidiaries, today reported results for its first quarter ended August 31, 2005. CompCare incurred a loss from continuing operations of $281,000 for its quarter ended August 31, 2005, compared with operating income from continuing operations of $150,000 reported for the same quarter of the prior fiscal year. The net loss for the quarter ended August 31, 2005 was $297,000, or $0.05 loss per diluted share, which was primarily due to higher than expected utilization of covered services in certain markets. This compares to net income of $91,000, or $0.02 income, per diluted share for the same period of the prior fiscal year.
Operating revenues increased 4.3% to approximately $6.3 million for the quarter ended August 31, 2005 from approximately $6.0 million for the quarter ended August 31, 2004. This increase is primarily attributable to the addition of a new client in Pennsylvania and increased business from existing customers in Indiana and Connecticut.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements. None.
(b) Pro Forma Financial Information. None.
(c) Exhibits. See Exhibit Index immediately following the signature page hereto.
CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain information included in this report on Form 8-K and in other Company reports, SEC filings, statements, and presentations is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s anticipated operating results, financial resources, increases in revenues, increased profitability, interest expense, growth and expansion, and the ability to obtain new behavioral healthcare contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements, and presentations. These risks and uncertainties include local, regional, and national economic and political conditions, the effect of governmental regulation, our ability to manage healthcare operating expenses, the profitability of our capitated contracts, the competitive environment in which the Company operates, and other risks detailed from time to time in the Company’s SEC reports.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

By:	/s/ Robert J. Landis

	Name: Title:	Robert J. Landis Chairman of the Board, Chief Financial Officer and Treasurer
Date: October 17, 2005
EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated October 14, 2005

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